Exhibit 99.2

Microchip Technology Announces Upsize and Pricing of Offering of $800 Million of Convertible Senior Notes

CHANDLER, ARIZONA, February 10, 2026 – (NASDAQ: MCHP) — Microchip Technology Incorporated, a leading provider of smart, connected, and secure embedded control solutions, today announced the pricing of $800 million aggregate principal amount of Convertible Senior Notes due 2030 (the “notes”) in a private offering (the “offering”) only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The size of the offering was increased from the previously announced $600 million in aggregate principal amount. Microchip also granted the initial purchasers of the notes an option to purchase, within a 13-day period beginning on, and including, the date Microchip first issues the notes, up to an additional $100 million aggregate principal amount of the notes. The sale of the notes to the initial purchasers is expected to settle on February 11, 2026, subject to customary closing conditions, and is expected to result in approximately $785.1 million in net proceeds to Microchip after deducting the initial purchasers’ discounts and commissions and estimated offering expenses payable by Microchip (assuming no exercise of the initial purchasers’ option to purchase additional notes).

The notes will be senior, unsecured obligations of Microchip. The notes will not bear regular interest and the principal amount of the notes will not accrete. The notes will mature on February 15, 2030, unless earlier redeemed, repurchased or converted. Microchip may not redeem the notes prior to February 20, 2029. Microchip may redeem for cash all or any portion (subject to certain limitations) of the notes, at its option, on or after February 20, 2029 and prior to the 21st scheduled trading day immediately preceding the maturity date, if the last reported sale price of Microchip’s common stock (“common stock”) has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which Microchip provides notice of redemption, during any 30 consecutive trading day period ending on and including the trading day preceding the date on which Microchip provides notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus any accrued and unpaid special interest to, but excluding, the redemption date. No sinking fund is provided for the notes, which means that Microchip is not required to redeem or retire the notes periodically.

Holders may require Microchip to repurchase the notes for cash on February 15, 2029 (the “repurchase date”) at a purchase price equal to the principal amount thereof plus accrued and unpaid special interest. In addition, holders of the notes will have the right to require Microchip to repurchase all or a portion of their notes upon the occurrence of a fundamental change (as defined in the indenture governing the notes) at a purchase price of 100% of their principal amount plus any accrued and unpaid special interest. In connection with certain corporate events or if Microchip calls any notes for redemption, Microchip will, under certain circumstances, increase the conversion rate for noteholders who elect to convert their notes in connection with any of such corporate events or convert their notes called for redemption.

The notes will be convertible at an initial conversion rate of 9.5993 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $104.17 per share, which represents a conversion premium of approximately 40.0% to the last reported sale price of $74.41 per share of the common stock on The Nasdaq Global Select Market on February 9, 2026).

Prior to the close of business on the business day immediately preceding November 15, 2029, the notes will be convertible at the option of the noteholders only upon the satisfaction of specified conditions and during certain periods. On or after November 15, 2029 until the close of business on the second scheduled trading day preceding the maturity date, the notes will be convertible at the option of the noteholders at any time regardless of these conditions. Upon conversion, Microchip will pay cash up to the aggregate principal amount of the notes to be converted and pay or deliver, as the case may be, cash, shares of common stock or a combination of cash and shares of common stock, at Microchip’s election, in respect of the remainder, if any, of its conversion obligation in excess of the aggregate principal amount of the notes being converted.

In connection with the pricing of the notes, Microchip has been advised that J. Wood Capital Advisors LLC (“JWCA”), Microchip’s financial advisor with respect to the offering, has agreed to purchase $25 million of shares of common stock concurrently with the offering in privately negotiated transactions with institutional investors through one of the initial purchasers or its affiliate (the “JWCA Purchase”).

In connection with the pricing of the notes, Microchip entered into privately negotiated capped call transactions with certain of the initial purchasers or their respective affiliates and certain other financial institutions (the “option counterparties”). The capped call transactions will cover, subject to anti-dilution adjustments, the number of shares of common stock underlying the notes sold in the offering. The capped call transactions are generally expected to reduce potential dilution to the common stock upon any conversion of notes and/or offset any cash payments Microchip is required make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the capped call transactions will initially be $148.82 per share, which represents a premium of 100.0% over the last reported sale price of the common stock of $74.41 per share on The Nasdaq Global Select Market on February 9, 2026, and is subject to certain adjustments under the terms of the capped call transactions.

Microchip has been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to purchase shares of common stock and/or enter into various derivative transactions with respect to the common stock concurrently with or shortly after the pricing of the notes. This activity, as well as the JWCA Purchase, could increase (or reduce the size of any decrease in) the market price of the common stock or the notes at that time. In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the common stock and/or purchasing or selling the common stock or other securities of Microchip in secondary market transactions from time to time prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of the notes, in connection with any redemption, fundamental change repurchase of the notes or repurchase of the notes on the repurchase date and, to the extent Microchip unwinds a corresponding portion of the capped call transactions, following any other repurchase of the notes). This activity could also cause or avoid an increase or a decrease in the market price of the common stock or the notes, which could affect the ability of noteholders to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares and value of the consideration that noteholders will receive upon conversion of the notes.

Microchip intends to use approximately $60.5 million of the net proceeds of the offering to pay the cost of the capped call transactions described above. If the initial purchasers exercise their option to purchase additional notes, Microchip expects to use a portion of the net proceeds from the sale of such additional notes to enter into additional capped call transactions. Microchip intends to use the remaining net proceeds to repay notes outstanding under Microchip’s commercial paper program.

The notes were and will only be offered to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. Neither the notes nor the shares of common stock potentially issuable upon conversion of the notes, if any, have been, or will be, registered under the Securities Act or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from such registration requirements.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Investor Relations Contact:

J. Eric Bjornholt, Chief Financial Officer

Sajid Daudi, Head of Investor Relations

(480) 792-7385